Exhibit 5.1

E: lou@bevilacquapllc.com

T: 202.869.0888

W: bevilacquapllc.com

July 18, 2025

Firefly Neuroscience, Inc.
1100 Military Road

Kenmore, NY 14217

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Firefly Neuroscience, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Company’s registration statement on Form S-1 (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, relating to the registration of an aggregate of 6,009,281 shares of common stock, par value $0.0001 per share (“Common Stock”) of the Company to be sold by certain selling shareholders named in the Registration Statement (the “Selling Shareholders”), comprised of

(A)

 up to 4,355,083 shares of Common Stock, which include: (i) 138,465 shares of Common Stock previously issued by the Company after February 6, 2024; (ii) up to 2,934,666 shares of Common Stock (the “ELOC Shares”), that the Company may, in its sole discretion, elect to sell pursuant to the purchase agreement dated as of December 20, 2024 (the “ELOC Agreement”), by and between the Company and Arena Business Solutions Global SPC II, Ltd (“Arena”); (iii) 547,737 shares of Common Stock issued in a private placement units offering (the “March 2025 Units Offering”) pursuant to the private placement subscription agreement, dated as of March 28, 2025, by and between the Company and certain subscribers; (iv) 340,000 shares of Common Stock issued to the investors in a private placement units offering (the “June 2025 Units Offering”) pursuant to a securities purchase agreement, dated June 16, 2025, by and between the Company and the investors; (v) 16,666 shares of Common Stock issued to Wellington-Altus Private Wealth Inc.; (vi) 122,407 shares of Common Stock issued to BPY Limited; (vii) 217,593 shares of Common Stock issued to Nomis Bay Ltd; (viii) 21,000 shares of Common Stock issued to Ian McLean; (ix) 3,333 shares of Common Stock issued to Midwood Advisors LLC; (x) 5,000 shares of Common Stock issued to Charlotte Baumeister; and (xi) 8,216 shares of Common Stock issued to Jason DuBraski;

Mr. Bevilacqua is admitted to practice law in the District of Columbia, New York and Connecticut

1050 Connecticut Ave., NW, Suite 500

Washington, DC 20036

PG.2 July 16, 2025

(B)

 up to 168,071 shares of Common Stock issuable upon the exercise of the Common Stock Purchase Warrants (the “Series C Warrants”) to purchase shares of Common Stock issued to the investors in a series of private placement transactions as part of the Series C units financing;

(C)

up to 7,500 shares of Common Stock issuable upon the exercise of warrants issued to certain brokers as compensation in connection with certain transactions consummated prior to a reverse merger transaction (the “Broker Warrants”);

(D)	up to 547,737 shares of Common Stock issuable upon the exercise of the warrants (the “March 2025 Units Offering Warrants”) issued to the subscribers in the March 2025 Units Offering;

(E)

up to 25,958 shares of Common Stock issuable upon the exercise of purchase warrants (the “Finder’s Warrants”) issued to Canaccord Genuity Corp. (“Canaccord”) and Research Capital Corporation (“Research Capital”), pursuant to the finder’s fee agreement, dated as of January 31, 2025, by and between the Company and Canaccord and the finder’s fee agreement, dated as of February 3, 2025 by and between the Company and Research Capital;

(F)	up to 44,932 shares of Common Stock issuable upon the exercise of a Series A performance warrant (the “Spiro Warrant”) to purchase an aggregate of 44,932 shares of Common Stock issued to Alex Spiro;

(G)	up to 60,000 shares of Common Stock issuable upon the exercise of a pre-funded warrant (the “June 2025 Units Offering Pre-Funded Warrant”) issued in the June 2025 Units Offering;

(H)

up to 400,000 shares of Common Stock issuable upon the exercise of the warrants to purchase shares of Common Stock at an exercise price of $3.50 per share in the June 2025 Units Offering (the “$3.50 Warrants”); and

(I)

up to 400,000 shares of Common issuable upon the exercise of the warrants to purchase shares of Common Stock at an exercise price of $4.00 per share in the June 2025 Units Offering (the “$4.00 Warrants”, together with other shares, the “Registered Securities”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Registered Securities.

PG.3 July 16, 2025

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies. We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents. We have also assumed that the persons identified as officers of the Company are actually serving in such capacity and that the Registration Statement will be declared effective. In our examination of documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and had the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties.

Based upon and subject to the foregoing, we are of the opinion that (A) the shares underlying the Series C Warrants, if and when issued upon exercise of the Series C Warrants in accordance with their terms, will be legally and validly issued, fully paid and nonassessable; (B) 138,465 shares of Common Stock previously issued by the Company after February 6, 2024 are legally and validly issued, fully paid and nonassessable; (C) the ELOC Shares that the Company may, in its sole discretion, elect to sell to Arena from time to time, if and when issued in accordance with the ELOC Agreement, will be legally and validly issued, fully paid and nonassessable; (D) the shares underlying the Broker Warrants, if and when issued upon exercise of the Broker Warrants in accordance with their terms, will be legally and validly issued, fully paid and nonassessable; (E) the 547,737 shares of Common Stock issued in the March 2025 Units Offering are legally and validly issued, fully paid and nonassessable; (F) the shares underlying the March 2025 Units Offering Warrants, if and when issued upon exercise of the March 2025 Units Offering Warrants in accordance with their terms, will be legally and validly issued, fully paid and nonassessable; (G) the shares underlying the Finder’s Warrants, if and when issued upon exercise of the Finder’s Warrants in accordance with their terms, will be legally and validly issued, fully paid and nonassessable; (H) the 340,000 shares of Common Stock issued in the June 2025 Units Offering are legally and validly issued, fully paid and nonassessable; (I) the shares underlying the June 2025 Units Offering Pre-Funded Warrant, if and when issued upon exercise of the June 2025 Units Offering Pre-Funded Warrant in accordance with their terms, will be legally and validly issued, fully paid and nonassessable; (J) the shares underlying the $3.50 Warrants and the $4.00 Warrants, if and when issued upon exercise of the $3.50 Warrants and the $4.00 Warrants in accordance with their terms, will be legally and validly issued, fully paid and nonassessable; (K) the shares underlying the Spiro Warrant, if and when issued upon exercise of the Spiro Warrant in accordance with their terms, will be legally and validly issued, fully paid and nonassessable; (L) the16,666 shares of Common Stock issued to Wellington-Altus Private Wealth Inc., the 122,407 shares of Common Stock issued to BPY Limited, the 217,593 shares of Common Stock issued to Nomis Bay Ltd, the 21,000 shares of Common Stock issued to Ian McLean, the 3,333 shares of Common Stock issued to Midwood Advisors LLC, the 5,000 shares of Common Stock issued to Charlotte Baumeister, and the 8,216 shares of Common Stock issued to Jason DuBraski are legally and validly issued, fully paid and nonassessable.

PG.4 July 16, 2025

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

The opinions we express herein are limited to matters involving the Delaware General Corporation Law as currently in effect. We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale of the Registered Securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Bevilacqua PLLC

Bevilacqua PLLC